SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Global Power Equipment Group Inc. (the “Company”) previously disclosed that it entered into certain amendments (the “Prior Amendments”) to its Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and the various financial institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”).  Under the Prior Amendments, the Lenders agreed, among other things, to temporarily waive certain existing and anticipated events of default, however such waivers terminated on September 20, 2016, as a result of the Company’s breach of the minimum liquidity covenant under the Credit Agreement. The Company entered into a Ninth Amendment to the Credit Agreement and Fourth Amendment to Limited Waiver Agreement (the “New Amendment”), dated as of October 4, 2016.

The New Amendment amends certain provisions of the Credit Agreement, including, among others, the definition of “Known Existing Waiver Termination Events.” The Lenders have agreed to temporarily waive certain existing and anticipated defaults for a limited period of time ending on the earlier of October 31, 2016 or the occurrence of any waiver termination event set forth in the New Amendment (the “New Limited Waiver Period”). The Company currently intends to seek an additional waiver from the Lenders prior to October 31, 2016.

The Company may still borrow under the Credit Agreement during the New Limited Waiver Period, subject to certain previously-disclosed conditions (including a monthly asset coverage test limiting the availability of revolving credit loans and an amended cap on the Company’s maximum borrowing capacity). Under the New Amendment, the Company is still required to maintain minimum liquidity and consolidated monthly year-to-date consolidated adjusted EBITDA, and the Company remains subject to limitations on certain of its expenses. The Company must also continue to provide the Lenders with certain information about its business and financial condition and work with outside consultants and advisors, as provided for in the Credit Agreement (as amended).

The foregoing description does not constitute a complete summary of the terms of the New Amendment and is qualified in its entirety by reference to the full text of the New Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

10.1                        Ninth Amendment to the Credit Agreement and Fourth Amendment to Limited Waiver Agreement, dated as of October 4, 2016, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2016

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Ninth Amendment to the Credit Agreement and Fourth Amendment to Limited Waiver Agreement, dated as of October 4, 2016, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.